Exhibit 4.3

VIRGINIA ELECTRIC AND POWER COMPANY

Issuer

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Trustee

Twenty-Seventh Supplemental Indenture

Dated as of August 1, 2026

$700,000,000

2026 Series D 6.30% Senior Notes Due 2056

TABLE OF CONTENTS*

*	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS TWENTY-SEVENTH SUPPLEMENTAL INDENTURE is made as of the 1st day of August, 2026, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation, having its principal office at 600 East Canal Street, Richmond, Virginia 23219 (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor to U.S. Bank National Association), a national banking association, as Trustee, having a Corporate Trust Office at U.S. Bank Global Corporate Trust, CN-VA-MUNI, 5065 Wooster Road, Cincinnati, Ohio 45226 (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into a Senior Indenture dated as of September 1, 2017, among the Company and the Trustee (as amended, restated or otherwise modified, the “Base Indenture”) with respect to senior debt securities;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented by this Twenty-Seventh Supplemental Indenture, and as may be hereafter supplemented or amended from time to time, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Twenty-Seventh Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

2026 SERIES D 6.30% SENIOR NOTES DUE 2056

SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 2026 Series D 6.30% Senior Notes due 2056 (the “Series D Senior Notes”).

There are to be authenticated and delivered $700,000,000 principal amount of Series D Senior Notes, and such principal amount of the Series D Senior Notes may be increased from time to time pursuant to the penultimate paragraph of Section 301 of the Base Indenture. All Series D Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series D Senior Notes. Any such additional Series D Senior Notes will have the same interest rate, maturity and other terms as those initially issued. Further Series D Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306, 905 or 1107 of the Base Indenture.

The Series D Senior Notes shall be issued as Registered Securities in global form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the Series D Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Series D Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Series D Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Base Indenture.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

“Interest Payment Dates” means February 15 and August 15 of each year, commencing on February 15, 2027.

“Original Issue Date” means August 17, 2026.

“Outstanding,” when used with respect to the Series D Senior Notes, means, as of the date of determination, all Series D Senior Notes theretofore authenticated and delivered under the Indenture, except:

(i) Series D Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Series D Senior Notes for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited (other than pursuant to Section 402 of the Base Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series D Senior Notes, provided that, if such Series D Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Series D Senior Notes with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402 of the Base Indenture, except to the extent provided in Section 402 of the Base Indenture; and

(iv) Series D Senior Notes that have been paid pursuant to Section 306 of the Base Indenture or in exchange for or in lieu of which other Series D Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series D Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series D Senior Notes are held by a bona fide purchaser in whose hands such Series D Senior Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series D Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or are present at a meeting of Holders of Series D Senior Notes for quorum purposes, Series D Senior Notes owned by the Company or any other obligor upon the Series D Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series D Senior Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Series D Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Series D Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series D Senior Notes or an Affiliate of the Company or such other obligor.

“Par Call Date” means February 15, 2056.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided that, with respect to Series D Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

“Stated Maturity” means August 15, 2056.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Twenty-Seventh Supplemental Indenture and the paragraph preceding such recitals.

SECTION 103. Payment of Principal and Interest. The principal of the Series D Senior Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series D Senior Notes shall bear interest at the rate of 6.30% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series D Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series D Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Base Indenture), notice whereof shall be given to Holders of the Series D Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series D Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.

Payments of interest on the Series D Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series D Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series D Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest on the Series D Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series D Senior Notes, upon redemption or repurchase being made upon surrender of such Series D Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series D Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

SECTION 104. Denominations. The Series D Senior Notes may be issued in denominations of $2,000, or any greater integral multiple of $1,000.

SECTION 105. Global Securities. The Series D Senior Notes will be initially issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series D Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series D Senior Notes in definitive form registered in names other than the Depositary or its nominee. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series D Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Series D Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) the Company in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable, in which case Series D Senior Notes in definitive form will be printed and delivered to the Depositary, or (iii) an Event of Default has occurred and is continuing with respect to the Series D Senior Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series D Senior Notes registered in such names as the Depositary shall direct.

SECTION 106. Redemption. (a) Optional Redemption. The Series D Senior Notes are redeemable, in whole or in part, at any time and from time to time prior to the Par Call Date, at the option of the Company, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) 100% of the principal amount of Series D Senior Notes to be so redeemed, and

(ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Series D Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, less (b) interest accrued to but excluding the Redemption Date, plus, in either of the above cases, accrued and unpaid interest thereon to but excluding the Redemption Date.

In addition, the Series D Senior Notes are redeemable, in whole or in part at any time and from time to time on or after the Par Call Date at the option of the Company, at a Redemption Price equal to 100% of the principal amount of the Series D Senior Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the Redemption Date.

In the event of the redemption of the Series D Senior Notes in part only, a new Series D Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

(b) Tax Credit Event Redemption. The Series D Senior Notes are redeemable, in whole but not in part, at the option of the Company, at a Redemption Price equal to 101% of the principal amount of the Series D Senior Notes being redeemed, plus accrued and unpaid interest to but excluding the Redemption Date, if a Tax Credit Event occurs.

Any notice of redemption of the Series D Senior Notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Series D Senior Notes were issued and (b) six months from the Original Issue Date and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs if, in the Company’s reasonable determination, there exists a material risk, due to the Series D Senior Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).

(c) Miscellaneous Matters. The Company’s actions and determinations in determining any Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating any Redemption Price.

Unless the Company defaults in the payment of the applicable Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Series D Senior Notes or portions thereof called for redemption.

The Company shall notify the Trustee in writing of the applicable Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation. Any notice of redemption shall be sent in accordance with the terms of the Base Indenture and, in the case of a redemption upon the occurrence of a Tax Credit Event, the provisions of subsection (b) above. Further, the Company will mail (or otherwise send in accordance with the Depositary’s procedures) a notice of redemption at least 20 days but not more than 60 days before the Redemption Date to each holder of the Series D Senior Notes to be redeemed. If the Company elects to partially redeem the Series D Senior Notes, the Trustee will select the Series D Senior Notes to be redeemed in accordance with the procedures of The Depository Trust Company.

SECTION 107. Sinking Fund ; Conversion. The Series D Senior Notes shall not have a sinking fund. The Series D Senior Notes are not convertible into or exchangeable for Equity Securities and/or any other securities.

SECTION 108. Additional Interest on Overdue Amounts. Any principal of and installment of interest on the Series D Senior Notes that is overdue shall bear interest at the rate of 6.30% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

SECTION 109. Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the Series D Senior Notes, with the Place of Payment initially being the offices of the Trustee in St. Paul, Minnesota.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 201. Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed by the Company. The Base Indenture and this Twenty-Seventh Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 202. Counterparts; Signatures. This Twenty-Seventh Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Twenty-Seventh Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Twenty-Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original, manually executed Twenty-Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF format shall be deemed to be their original signatures for all purposes. Signatures of the parties to this Twenty-Seventh Supplemental Indenture or any certificate or other document delivered pursuant to the Indenture, transmitted by facsimile or PDF format and provided digitally by Diligent Boards shall be deemed to be their original signatures for all purposes. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit certificates or other documents to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 203. Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Series D Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article VIII of the Base Indenture.

SECTION 204. Identifying Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a legal entity, the Trustee requires documentation to verify its formation and existence. The Trustee may ask to see financial statements, licenses, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SECTION 205. Trustee’s Disclaimer. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee, including without limitation its right to be indemnified, shall be applicable in respect of the Series D Senior Notes and of this Twenty-Seventh Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee accepts the amendments of the Indenture effected by this Twenty-Seventh Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Twenty-Seventh Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company, or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

VIRGINIA ELECTRIC AND POWER COMPANY

By:	/s/ David M. McFarland
Name:	David M. McFarland
Title:	Senior Vice President – Investor Relations and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Monique L. Green
Name:	Monique L. Green
Title:	Vice President

EXHIBIT A

FORM OF

2026 SERIES D 6.30% SENIOR NOTE DUE 2056

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]**

[THIS SERIES D SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES D SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES D SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SERIES D SENIOR NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SERIES D SENIOR NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]**

VIRGINIA ELECTRIC AND

POWER COMPANY

$______________

2026 SERIES D 6.30% SENIOR NOTE DUE 2056

No. R-	CUSIP No. 927804 HA5

Virginia Electric and Power Company, a corporation duly organized and existing under the laws of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]**, or registered assigns (the “Holder”), the principal sum of ________________ Dollars ($_____________) on August 15, 2056 and to pay interest thereon from August 17, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2027, at the rate of 6.30% per annum, until the principal hereof is paid or made available for

*	Insert in Global Securities.

payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 6.30% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series D Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided that the interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. The Regular Record Date shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series D Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series D Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series D Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series D Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest on the Series D Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series D Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series D Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest on this Series D Senior Note will be made at the office of the Paying Agent, in the City of St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series D Senior Note, upon redemption or repurchase being made upon surrender of such Series D Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Series D Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

2

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series D Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

VIRGINIA ELECTRIC AND POWER COMPANY

By:
Name:
Title:

By:
Name:
Title:

3

[REVERSE OF 2026 SERIES D 6.30% SENIOR NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Indenture dated as of September 1, 2017 (the “Base Indenture”), among the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (the “Trustee”), as previously supplemented and as further supplemented by a Twenty-Seventh Supplemental Indenture dated as of August 1, 2026 (the “Twenty-Seventh Supplemental Indenture” and, together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture,” which term shall have the meaning assigned to it in such instrument), by and between the Company and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Series D Senior Notes”) which is unlimited in aggregate principal amount.

The Series D Senior Notes are redeemable, in whole or in part, at any time and from time to time in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to Series D Senior Notes shall occur and be continuing, the principal of the Series D Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee for the series of Securities affected, with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series D Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series D Senior Note and of any Series D Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series D Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Series D Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series D Senior Notes, the Holders of not less than a majority in principal amount of the Series D Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Series D Senior Notes at the time

4

Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series D Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Series D Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series D Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series D Senior Note is registrable in the Security Register, upon surrender of this Series D Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series D Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series D Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Series D Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and any greater integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Series D Senior Notes are exchangeable for a like aggregate principal amount of Series D Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series D Senior Note or Series D Senior Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Series D Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series D Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Series D Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

5

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian for
(Cust)

(Minor)

Under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not on the above list.

______________________________________________________________

6

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

                                                      .

(please insert Social Security or other identifying number of assignee)

                                                      .

                                                      .

                                                      .

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Series D Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

                                                      .

                                                      .

                                                      .

                                                      .

                                                      .

                                                      .

agent to transfer said Series D Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

7

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

8